UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2019 (January 23, 2019)

TRAFALGAR RESOURCES, INC.

 (Exact name of registrant as specified in its charter)

Utah	1-32522	91-0974149
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Everbright Center, Suite 3102 108 Gloucester Road Wanchai, Hong Kong	0000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	852-3618-8608

Shui On Centre, 6-8 Harbour Rd., Unit 906

Wanchai, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On January 23, 2019, Trafalgar Resources, Inc., a Utah corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with China Foods Holdings Ltd., a Delaware corporation (“China Foods”), pursuant to which the Company will merge with and into China Foods (the “Merger”).  The purpose of the Merger is to change the Company’s jurisdiction of incorporation from Utah to Delaware, which the Company’s management and board of directors believe is a more favorable domicile for the Company to pursue its new strategy of development and distribution of health related products, including supplements, across the globe, with a focus on opportunities in mainland China, Europe, and Australia.  The Company’s majority stockholder who owns 5,000,000 shares (approximately 95.2%) of the 5,251,309 outstanding shares of common stock, par value $0.0001, as of the close of business on January 23, 2019, signed a written consent approving the Merger and the related transactions.  Such approval and consent are sufficient under Utah law and the Company’s Bylaws to approve the Merger.  Accordingly, the Agreement and the transactions contemplated thereby have been approved, and neither a meeting of the Company’s stockholders nor additional written consents are necessary.

China Foods was incorporated on January 10, 2019, for the sole purpose of facilitating the Company’s reincorporation in Delaware.  China Foods currently has no business operations.

The Merger will result in the surviving corporation being known as “China Foods Holdings Ltd.”, and the Company being governed by the Delaware General Corporation Law (the “DGCL”) and by the Certificate of Incorporation and Bylaws of China Foods.  The title to all the Company’s assets will be vested in the surviving entity, China Foods, and China Foods will assume all of the liabilities of the Company.

The Merger will become effective as soon as practicable, but in no event sooner than 20 days after our mailing of this Information Statement to our stockholders, which we expect to occur on or around February 5, 2019.  At the effective time of the Merger, each share of the Company’s common stock will be converted into one share of China Foods’s common stock.  After the Merger, the rights the Company’s stockholders will have will be the rights provided in the Agreement, China Foods’s Certificate of Incorporation and Bylaws and under Title 8, Chapter 1 of the DGCL.

The Company’s current director, Kong Xiao Jun, will be appointed as a director of China Foods.  Yunsi Liu, the director of China Foods will remain a director of China Foods.  The Company’s current Chief Executive Officer and Chief Financial Officer, Kong Xiao Jun, will be appointed as Chief Executive Officer and Chief Financial Officer of China Foods.

The foregoing summary description of the material terms of the Agreement is qualified in its entirety by the actual terms of the Agreement, previously filed with the Securities and Exchange Commission on January 25, 2019.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.11	Agreement and Plan of Merger, by and between Trafalgar Resources, Inc. and China Foods Holdings Ltd., dated January 23, 2019.

1 Incorporated herein by reference to Trafalgar Resources, Inc.’s Preliminary Information Statement on Form 14C (File No. 001-32522), originally filed with the Securities and Exchange Commission on January 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trafalgar Resources, Inc.
Date: January 29, 2019	By: /s/ Kong Xiao Jun
Kong Xiao Jun Chief Executive Officer